Exhibit 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Proffitt's, Inc. on Form S-8 (File No. 333-27813) of our report dated May 21, 1998, on our audits of the financial statements of G.R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997 (liquidation basis), which report is included in this Annual Report on Form 11-K.



                                   /s/  Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
June 26, 1998